Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On October 12, 2018, Harris Corporation, a Delaware corporation (“Harris”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with L3 Technologies, Inc., a Delaware corporation (“L3”), and Leopard Merger Sub Inc., a Delaware corporation and a newly formed, direct wholly owned subsidiary of Harris (“Merger Sub”), pursuant to which Harris and L3 agreed to combine their respective businesses in an all-stock merger, at the closing of which Merger Sub would merge with and into L3, with L3 continuing as the surviving corporation and a direct wholly owned subsidiary of Harris (the “L3Harris Merger”).
The closing of the L3Harris Merger occurred on June 29, 2019, after the end of Harris’ fiscal 2019 on June 28, 2019. Upon completion of the L3Harris Merger, Harris was renamed “L3Harris Technologies, Inc.” (“L3Harris”), and each share of L3 common stock converted into the right to receive 1.30 shares of L3Harris common stock. Shares of L3Harris common stock, which previously traded under ticker symbol “HRS” on the New York Stock Exchange (“NYSE”) prior to completion of the L3Harris Merger, are traded under ticker symbol “LHX” following completion of the L3Harris Merger. L3Harris was owned on a fully diluted basis approximately 54 percent by Harris stockholders and 46 percent by L3 stockholders immediately following the completion of the L3Harris Merger.
As part of the regulatory process in connection with the L3Harris Merger, Harris entered into a definitive agreement on April 4, 2019 to sell the Harris Night Vision business to Elbit Systems of America, LLC, a subsidiary of Elbit Systems Ltd., for $350 million in cash, subject to customary purchase price adjustments as set forth in the definitive agreement. L3Harris expects to close the sale of the Harris Night Vision business during the third quarter of calendar year 2019 and use the proceeds from the sale to pre-fund L3Harris pension plans.
The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the merger and give effect to the merger under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), with Harris treated as the legal and accounting acquirer. The historical consolidated financial information in the unaudited pro forma condensed combined financial statements has been adjusted to give effect to pro forma events that are (a) directly attributable to the merger, (b) factually supportable and (c) with respect to the statements of income, expected to have a continuing impact on the combined results of Harris and L3. The adjustments include adjustments to reflect the expected sale of the Harris Night Vision business, which is directly attributable to the merger, but do not include any adjustments for the expected use of proceeds from the sale, because the expected use is not directly attributable to the merger. The unaudited pro forma condensed combined balance sheet as of June 28, 2019 is based on the individual historical consolidated balance sheets of Harris and L3 and has been prepared to reflect the merger as if it had occurred on June 28, 2019, which was the end of Harris’ fiscal 2019. The unaudited pro forma condensed combined statement of income for the fiscal year ended June 28, 2019 combines the historical results of operations of Harris and L3 and has been prepared to reflect the merger as if it had occurred on June 30, 2018, the first day of Harris’ fiscal 2019.
Through fiscal 2019, Harris’ fiscal year ended on the Friday nearest June 30, and L3’s fiscal year ended on December 31. As a consequence of these different fiscal years:

•
the unaudited pro forma condensed combined balance sheet as of June 28, 2019 combines Harris’ historical audited consolidated balance sheet as of June 28, 2019, which was the end of Harris’ fiscal 2019, and L3’s historical unaudited condensed consolidated balance sheet as of June 28, 2019, which was the end of L3’s second quarter of 2019; and

•
the unaudited pro forma condensed combined statement of income for the fiscal year ended June 28, 2019 combines Harris’ historical audited results of operations for the fiscal year ended June 28, 2019, which was Harris’ fiscal 2019, and L3’s historical unaudited results of operations for the four quarters ended June 28, 2019.

Except for pro forma adjustments to reflect the expected sale of the Harris Night Vision business, the unaudited pro forma condensed combined statement of income does not reflect future events that may occur after the merger, including, but not limited to, the anticipated realization of ongoing savings from operating synergies; and certain one-time charges L3Harris expects to incur in connection with the transaction, including, but not limited to, costs in connection with integrating the operations of Harris and L3.
The following unaudited pro forma condensed combined financial statements are for informational purposes only and do not purport to indicate the results that actually would have been obtained had the merger been completed on the assumed dates or for the periods presented, or which may be realized in the future. To prepare the unaudited pro forma condensed combined financial statements, L3’s assets and liabilities were adjusted to their estimated fair values based on preliminary valuation work. As of the date of the filing of the Current Report on Form 8-K with which this Exhibit 99.1 is filed, L3Harris has not completed the detailed valuation work necessary to finalize the required estimated fair values of the L3 assets acquired and liabilities assumed and the related allocation of purchase price, nor has L3Harris identified all adjustments necessary to conform L3’s accounting policies to Harris’ accounting policies. L3Harris is currently conducting a final review of L3’s accounting policies as of the date of the completion of the merger in an effort to determine if differences in accounting policies require adjustment or reclassification of L3’s results of operations or reclassification of assets or liabilities to conform to Harris’ accounting policies and classifications, and accordingly, may identify differences that, when conformed, could have an impact on the accompanying unaudited pro forma condensed combined financial statements. A final determination of the fair value of L3’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of L3 that existed as of the date of completion of the merger. Consequently, the purchase price allocation included in the unaudited pro forma condensed combined financial statements is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. Further, the preliminary purchase price allocation has been made solely for the purpose of preparing the unaudited pro forma condensed combined financial statements. The preliminary purchase price allocation was based on reviews of publicly disclosed allocations for other acquisitions in the industry, historical experience, data that were available through the public domain and Harris’ due diligence review of L3’s business. Incremental valuation work is currently being performed and any increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of income until the purchase price allocation is finalized. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation included in the unaudited pro forma condensed combined financial statements.
The following unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	L3Harris’ audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K filed with the SEC on August 22, 2019;

•	L3’s audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K filed with the SEC on February 21, 2019; and

•	L3’s unaudited consolidated financial statements and related notes thereto contained in L3Harris’ Current Report on Form 8-K filed with the SEC on July 31, 2019.

Unaudited Pro Forma Condensed Combined Balance Sheet As of June 28, 2019 (In millions)

	Historical Harris	Historical L3	Pro Forma Adjustments	Note References	Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$530	$1,195	$(189)	3a	$1,820
			(61)	3b
			345	3c
Receivables	457	807	—		1,264
Contract assets	807	1,767	—		2,574
Inventories	360	915	164	2g	1,439
Income taxes receivable	191	—	65	3f	256
Other current assets	100	425	—		525
Assets of disposal group held for sale	133	—	(133)	3c	—
Total current assets	2,578	5,109	191		7,878
Non-current Assets
Property, plant and equipment	894	1,176	—		2,070
Operating lease right-of-use assets	—	626	(626)	2f	—
Goodwill	5,340	6,825	(6,825)	2f	21,081
			15,741	2o
Other intangible assets	870	367	(367)	2f	7,027
			6,157	2h
Non-current deferred income taxes	173	—	(3)	3c	—
			(170)	3f
Other non-current assets	262	354	(3)	2f	594
			60	2i
			(79)	3a
Total non-current assets	7,539	9,348	13,885		30,772
	$10,117	$14,457	$14,076		$38,650
Liabilities and Equity
Current Liabilities
Short-term debt	$103	$—	$—		$103
Accounts payable	525	699	—		1,224
Contract liabilities	496	740	(22)	2j	1,214
Compensation and benefits	161	369	—		530
Other accrued items	283	221	320	3e	749
			(75)	2f
Income taxes payable	8	74	(139)	3a	8
			(10)	3b
			65	3f
			10	3c
Other current liabilities	—	320	(320)	3e	—
Current portion of long-term debt, net	656	—	—		656
Liabilities of disposal group held for sale	36	—	(36)	3c	—
Total current liabilities	2,268	2,423	(207)		4,484
Non-current Liabilities
Defined benefit plans	1,174	1,178	202	2l	2,486
			(68)	3a
Long term debt, net	2,763	3,323	199	2k	6,285
Non-current deferred income taxes	12	209	(550)	2f	943
			1,378	2n
			64	3a
			(170)	3f
Operating lease liabilities	—	580	(580)	2f	—
Other long-term liabilities	537	449	15	2i	833
			(168)	3a
Total non-current liabilities	4,486	5,739	322		10,547
Equity
Preferred stock	—	—	—		—
Common stock	119	6,967	(6,967)	2e	224
			1	3a
			104	2c
Treasury stock	—	(7,726)	7,726	2e	—
Other capital	1,778	—	68	3a	21,525
			19,679	2p
Retained earnings	2,173	7,713	(7,713)	2e	2,331
			(51)	3b
			(26)	3a
			235	3c
Accumulated other comprehensive loss	(707)	(728)	728	2e	(707)
Total stockholders’ equity	3,363	6,226	13,784		23,373
Noncontrolling interest	—	69	(69)	2e	246
			246	2m
Total Equity	3,363	6,295	13,961		23,619
	$10,117	$14,457	$14,076		$38,650
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Fiscal Year Ended June 28, 2019
(In millions, except per share amounts)

	Historical Harris	Historical L3	Pro Forma Adjustments	Note References	Pro Forma Combined
Revenue from product sales and services	$6,801	$10,621	$(166)	3c	$17,240
			(16)	3d
Cost of product sales and services	(4,467)	(7,762)	114	3c	(12,163)
			16	3d
			(64)	3h
Engineering, selling and administrative expenses	(1,242)	(1,645)	8	3a	(3,216)
			40	3b
			(311)	3h
			(7)	3m
			(5)	3n
			25	3c
			(79)	3g
Loss on sale of Crestview Aerospace and TCS businesses	—	(6)	6	3g	—
Merger, acquisition and divestiture related expenses and losses	—	(73)	73	3g	—
Non-operating income	188	—	(1)	3g	238
			51	3j
Interest and other income, net	—	38	(38)	3g	—
Debt retirement charge	—	(24)	24	3g	—
Interest income	2	—	15	3g	17
Interest expense	(169)	(154)	(29)	3i	(347)
			5	3k
Income from continuing operations before income taxes	1,113	995	(339)		1,769
Income taxes	(160)	(118)	82	3l	(196)
Income from continuing operations	953	877	(257)		1,573
Income from continuing operations attributable to non-controlling interests	—	(24)	—		(24)
Income from continuing operations attributable to common stockholders	$953	$853	$(257)		$1,549

Income from continuing operations per basic common share attributable to common stockholders	$8.06				$6.96
Income from continuing operations per diluted common share attributable to common stockholders	$7.89				$6.87
Basic weighted average common shares outstanding	118.0		104.0	2c	222.0
Diluted weighted average common shares outstanding	120.5		104.6	2c	225.1
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes To Unaudited Pro Forma Condensed Combined Financial Statements
NOTE 1: Description of Transaction and Basis of Presentation
On October 12, 2018, Harris entered into a Merger Agreement with L3 and Merger Sub, pursuant to which Harris and L3 agreed to combine their respective businesses in an all-stock merger, at the closing of which Merger Sub would merge with and into L3, with L3 continuing as the surviving corporation and a direct wholly owned subsidiary of Harris.
The closing of the L3Harris Merger occurred on June 29, 2019, after the end of Harris’ fiscal 2019 on June 28, 2019. Upon completion of the L3Harris Merger, Harris was renamed “L3Harris Technologies, Inc.” (“L3Harris”), and each share of L3 common stock converted into the right to receive 1.30 shares (“Exchange Ratio”) of L3Harris common stock. L3Harris was owned on a fully diluted basis approximately 54 percent by Harris stockholders and 46 percent by L3 stockholders immediately following the completion of the L3Harris Merger.
As part of the regulatory process in connection with the L3Harris Merger, Harris entered into a definitive agreement on April 4, 2019 to sell the Harris Night Vision business to Elbit Systems of America, LLC, a subsidiary of Elbit Systems Ltd., for $350 million in cash, subject to customary purchase price adjustments as set forth in the definitive agreement. L3Harris expects to close the sale of the Harris Night Vision business during the third quarter of calendar year 2019 and use the proceeds from the sale to pre-fund L3Harris pension plans.
The accompanying unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the merger and give effect to the merger under the acquisition method of accounting in accordance with ASC 805, with Harris treated as the legal and accounting acquirer. The historical consolidated financial information in the unaudited pro forma condensed combined financial statements has been adjusted to give effect to pro forma events that are (a) directly attributable to the merger, (b) factually supportable and (c) with respect to the statements of income, expected to have a continuing impact on the combined results of Harris and L3. The adjustments include adjustments to reflect the expected sale of the Harris Night Vision business, which is directly attributable to the merger, but do not include any adjustments for the expected use of proceeds from the sale, because the expected use is not directly attributable to the merger. The unaudited pro forma condensed combined balance sheet as of June 28, 2019 is based on the individual historical consolidated balance sheets of Harris and L3 and has been prepared to reflect the merger as if it occurred on June 28, 2019, which was the end of Harris’ fiscal 2019. The unaudited pro forma condensed combined statement of income for the fiscal year ended June 28, 2019 combines the historical results of operations of Harris and L3 and has been prepared to reflect the merger as if it occurred on June 30, 2018, the first day of Harris’ fiscal 2019.
Except for pro forma adjustments to reflect the expected sale of the Harris Night Vision business, the unaudited pro forma condensed combined statement of income does not reflect future events that may occur after the merger, including, but not limited to, the anticipated realization of ongoing savings from operating synergies, and certain one-time charges L3Harris expects to incur in connection with the transaction, including, but not limited to, costs in connection with integrating the operations of Harris and L3. The unaudited pro forma condensed combined financial statements are for informational purposes only and do not purport to indicate the results that actually would have been obtained had the merger been completed on the assumed dates or for the periods presented, or which may be realized in the future.
To prepare the unaudited pro forma condensed combined financial statements, L3’s assets and liabilities were adjusted to their estimated fair values based on preliminary valuation work. As of the date of the filing of the Current Report on Form 8-K with which this Exhibit 99.1 is filed, L3Harris has not completed the detailed valuation work necessary to finalize the required estimated fair values of the L3 assets acquired and liabilities assumed and the related allocation of purchase price. A final determination of the fair value of L3’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of L3 that existed as of the date of completion of the merger.
As of the date of the filing of the Current Report on Form 8-K with which this Exhibit 99.1 is filed, L3Harris has not identified all adjustments necessary to conform L3’s accounting policies to Harris’ accounting policies. L3Harris is currently conducting a final review of L3’s accounting policies as of the date of the completion of the merger in an effort to determine if differences in accounting policies require adjustment or reclassification of L3’s results of operations or reclassification of assets or liabilities to conform to Harris’ accounting policies and classifications, and accordingly, may identify differences that, when conformed, could have an impact on the accompanying unaudited pro forma condensed combined financial statements.

NOTE 2: Preliminary Consideration Transferred and Preliminary Fair Value of Net Assets Acquired
The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the estimated fair values of L3’s identifiable assets acquired and liabilities assumed, and the excess of the consideration over these fair values is recorded to goodwill. The preliminary purchase price allocation was based on reviews of publicly disclosed allocations for other acquisitions in the industry, historical experience, data that were available through the public domain and Harris’ due diligence review of L3’s business. Incremental valuation work is currently being performed and any increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statements of income until the purchase price allocation is finalized. The consideration transferred and preliminary fair value of L3’s assets acquired and liabilities assumed as if the merger occurred on June 28, 2019 is presented as follows:

(In millions, except per share amounts)	Note	Amount
Calculation of estimated consideration transferred:
Outstanding shares of L3 common stock as of June 28, 2019	79.63
L3 restricted stock unit awards converted into shares of L3Harris common stock	a	0.37
L3 performance unit awards converted into shares of L3Harris common stock	b	0.03
80.03
Exchange ratio	x	1.30
Shares of L3Harris common stock issued for L3 outstanding common stock	c	104.04
Price per share of L3Harris common stock as of June 28, 2019	$189.13
Fair value of L3Harris common stock issued for L3 outstanding common stock	$19,678
Fair value of replacement RSUs attributable to merger consideration	a	4
Fair value of L3Harris stock options issued for L3 outstanding stock options	d	101
Less cash acquired	(1,195)
Total estimated consideration transferred	$18,588

(In millions)	Note	Amount
Recognized amounts of identifiable assets acquired and liabilities assumed:
Net book value of assets, excluding cash, acquired as of June 28, 2019	e	$5,100
Less elimination of pre-existing L3 goodwill, intangible assets, operating right-of-use assets and operating lease liabilities and certain other non-current assets, non-current deferred income taxes and other accrued items	f	(6,616)
Adjusted net book value of assets acquired		(1,516)
Increase in inventory to fair value	g	164
Identifiable intangible assets at fair value	h	6,157
Increase in other non-current assets for favorable leases	i	60
Decrease in deferred revenue liabilities	j	22
Increase in long-term debt assumed to fair value	k	(199)
Increase in long-term liabilities for unfavorable leases	i	(15)
Increase in defined benefit plans liabilities	l	(202)
Non-controlling interest at fair value	m	(246)
Deferred tax impact of fair value adjustments	n	(1,378)
Goodwill	o	15,741
Net assets acquired at fair value		$18,588

a.
Any L3 restricted stock unit award (“RSU”) granted prior to October 12, 2018 that was outstanding at the effective time were deemed accelerated in full, and each L3 RSU, automatically and without any action on the part of the holder thereof, was cancelled and the holder received a number of shares of L3Harris common stock equal to the product (rounded to the nearest whole number) of the number of shares of L3 common stock subject to such L3 RSU immediately prior to the effective time multiplied by the Exchange Ratio. Any L3 RSU granted on or after October 12, 2018 was converted into a corresponding award with respect to L3Harris common stock, with the number of shares underlying such award adjusted based on the Exchange Ratio and remained outstanding in accordance with the terms that were applicable to such award prior to the L3Harris Merger. The amount shown represents the number of L3 RSUs that automatically converted into shares of L3Harris common stock, without reduction for withholding taxes, based on approximately 0.37 million L3 RSUs granted prior to October 12, 2018 and outstanding as of June 28, 2019. In addition, L3Harris recognized $4 million of merger consideration associated with the pre-combination service portion of approximately 0.18 million RSUs that were converted into corresponding awards with respect to L3Harris common stock.

b.
Each L3 performance unit award (“PSU”) granted prior to October 12, 2018 that was outstanding at the effective time entitled the holder to receive a number of shares of L3Harris common stock for an L3 PSU deemed settled and to receive a converted L3 PSU for an L3 PSU that was not deemed settled, in each case, with respect to a number of shares of L3 common stock based on the greater of the target and actual level of performance through the effective time. L3 PSUs deemed settled accelerated in full and each settled L3 PSU was, automatically and without action on the part of the holder thereof, cancelled and the holder received a number of shares of L3Harris common stock equal to the product of (a) the number of shares of L3 common stock subject to such L3 PSU immediately prior to the effective time multiplied by (b) the Exchange Ratio. Each earned L3 PSU that was not deemed settled was, automatically and without any action on the part of the holder thereof, cancelled and converted into a time-vested restricted stock unit denominated in shares of L3Harris common stock. The number of shares of L3Harris common stock subject to each converted L3 PSU equal the product of (a) the number of shares of L3 common stock subject to such converted L3 PSU immediately prior to the effective time and (b) the Exchange Ratio. The amount shown represents the number of L3 PSUs that automatically converted into shares of L3Harris common stock, without reduction for withholding taxes, based on approximately 0.03 million L3 PSUs outstanding as of June 28, 2019 deemed settled.

c.
Increase in common stock due to shares of L3Harris common stock issued for L3 common stock, L3 RSUs and L3 PSUs. Diluted shares also include the dilutive impact of L3Harris stock options issued for L3 stock options calculated using the treasury stock method.

d.
At the effective time, any service-based or performance-based vesting conditions applicable to each outstanding L3 stock option granted prior to October 12, 2018 were deemed satisfied and each such stock option was converted into an option to purchase a number of shares of L3Harris common stock equal to the product of (a) the number of shares of L3 common stock subject to such L3 stock option immediately prior to the effective time and (b) the Exchange Ratio, at an exercise price per share equal to (i) the exercise price per share of L3 common stock of such option immediately prior to the effective time divided by (ii) the Exchange Ratio. The amount shown represents the fair value of L3Harris stock options issued based on approximately 0.97 million L3 stock options outstanding as of June 28, 2019.

e.
Reflects the historical net book value of assets, excluding cash, acquired from L3. The unaudited pro forma condensed combined balance sheet reflects the elimination of L3’s historical common stock, treasury stock, retained earnings, accumulated other comprehensive loss and non-controlling interest as part of purchase accounting.

f.	Reflects the elimination of certain previously recorded assets and liabilities by L3 as part of purchase accounting. The historical book value of these assets and liabilities was as follows:

(In millions)	Amount
Goodwill	$(6,825)
Other intangible assets	(367)
Operating lease right-of-use assets*	(626)
Other non-current assets (debt issuance costs)	(3)
Other accrued items (related to current portion of operating lease liabilities)*	75
Non-current deferred income taxes (deferred tax liabilities related to eliminated goodwill and intangible assets)	550
Operating lease liabilities*	580
Net eliminations	$(6,616)
_______________
*L3’s historical right-of-use assets and operating lease liabilities are eliminated in connection with adjustments to reflect the estimated fair value of favorable and unfavorable lease contracts as part of purchase accounting (see also Note 2i) because L3Harris had not adopted ASC 842, Leases as of June 28, 2019.

g.	Reflects the increase of L3’s inventory to fair value based on preliminary valuation.

h.	Identifiable intangible assets expected to be acquired consist of the following:

(In millions)	Amount
Acquired customer relationships	$3,002
Acquired trade names	2,162
Acquired technology	926
Acquired in-process research and development	67
Estimated fair value of identifiable intangible assets	$6,157

i.
$60 million increase in other non-current assets reflects assets recorded as part of purchase accounting for lease contracts with terms that are more favorable than are available in the current market. $15 million increase in other long-term liabilities reflects liability recorded as part of purchase accounting for lease contracts with terms that are less favorable than are available in the current market.

j.
Reflects the estimated fair value adjustment to L3’s deferred revenue balances as part of purchase accounting. The balance of deferred revenue reflects legal performance obligations assumed by L3Harris.

k.	Reflects the estimated fair value adjustments to L3’s long-term debt determined using prices in secondary markets for identical and similar securities obtained from external pricing sources.

l.	Increase in defined benefit plans to reflect preliminary actuarial valuation of plan liabilities and the fair value of plan assets.

m.	Reflects the fair value of L3’s non-controlling interest.

n.
Represents estimated deferred tax liabilities, at an estimated statutory tax rate of 24%, associated with identifiable intangible assets acquired and fair value adjustments for inventory, deferred revenue, favorable/unfavorable lease contracts, long-term debt and defined benefit plan liabilities.

o.
Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.

p.	Represents the impact of the fair value of consideration to other capital as part of purchase accounting, calculated as follows:

(In millions)	Amount
Total estimated consideration transferred	$18,588
Add cash acquired	1,195
Fair value of equity consideration	19,783
Less increase in common stock	(104)
Increase in other capital	$19,679
NOTE 3: Pro Forma Adjustments

a.	Reflects the impact of change-in-control payments under certain post-retirement and share-based and deferred compensation arrangements.

b.
Represents remaining transaction costs for Harris and L3 of $30 million ($25 million after taxes) and $31 million ($26 million after taxes), respectively. As of June 28, 2019, Harris had recognized $21 million of transaction costs, which were included in engineering, selling and administrative expenses in L3Harris’ historical statement of income for the fiscal year ended June 28, 2019. L3 incurred $19 million of transaction costs, of which $9 million and $10 million, respectively, were included in merger, acquisition and divestiture related expenses and losses in L3’s historical statement of operations for the six months ended June 28, 2019 and in merger and acquisition related expenses in L3’s historical statement of operations for the year ended December 31, 2018.

c.	Reflects the impact of the expected sale of the Harris Night Vision business.

d.	Reflects the elimination of intercompany balances and transactions between L3 and Harris.

e.
Reflects other current liabilities of $320 million from L3’s historical balance sheet, which were reclassified to other accrued items to conform their presentation to that of L3Harris in the unaudited pro forma condensed consolidated balance sheet at June 28, 2019.

f.
Reflects income taxes payable of $65 million that were reclassified to income taxes receivable and deferred taxes of $170 million that were reclassified to deferred tax liabilities as a result of pro forma adjustments.

g.	Certain amounts from L3’s historical statement of operations data were reclassified to conform their presentation to that of L3Harris. These include:

1.	Loss on sale of Crestview Aerospace and TCS businesses of $6 million for the fiscal year ended June 28, 2019 were reclassified to engineering, selling and administrative expenses.

2.	Merger, acquisition and divestiture related expenses and losses of $73 million were reclassified to engineering, selling and administrative expenses for the fiscal year ended June 28, 2019.

3.
Interest and other income of $38 million, of which $15 million was reclassified to interest income and $23 million was reclassified to non-operating income for the fiscal year ended June 28, 2019, respectively.

4.	Debt retirement charges of $24 million were reclassified to non-operating income for the fiscal year ended June 28, 2019.

h.
Reflects the net increase in amortization expense related to the estimated fair value of acquired finite-lived identifiable intangible assets and the elimination of historical amortization expense recognized by L3 for the fiscal year ended June 28, 2019. Assumptions and details are as follows:

(In millions)	Weighted Average Useful Lives (Years)	Fair Value	Fiscal Year Ended June 28, 2019
Acquired customer relationships (government)	15	$2,544	$262
Acquired customer relationships (commercial)	16	458	30
Acquired trade names (reporting unit)	10	189	19
Adjustment to engineering, selling and administrative expenses			311
Acquired developed technology	8	926	116
Less historical L3 amortization			(52)
Adjustment to cost of product sales and services			64
Total net adjustment to amortization expense			$375

i.	Reflects amortization of the increase to L3’s long-term debt based on a preliminary $199 million fair value adjustment (see also Note 2k).

j.	Reflects the elimination of amortization of net actuarial losses from accumulated comprehensive loss related to L3’s post-retirement benefit plans as part of purchase accounting.

k.	Reflects the elimination of amortization of deferred debt issuance costs as part of purchase accounting.

l.
Represents the income tax impact of the pro forma adjustments, using the blended worldwide tax rates for L3, in the case of pro forma adjustments to L3’s historical results, and the federal and state statutory tax rates for L3Harris, in the case of pro forma adjustments to L3Harris’ historical results. As a result, the combined statutory tax rate used to tax effect the pro forma adjustments was approximately 24.2% for the fiscal year ended June 28, 2019. This tax rates does not represent the combined company’s effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company following the consummation of the merger.

m.
In connection with the merger, on October 12, 2018, each company entered into a letter agreement with its chief executive officer, to outline the terms of each such person’s role and compensation arrangements following the merger. Amounts shown reflect the increase in compensation expense as a result of these modified arrangements.

n.	Reflects the net statement of income impact of adjustments for favorable and unfavorable leases as part of purchase accounting (see also Note 2i).